Exhibit 99.1

July 29, 2020

FOR IMMEDIATE RELEASE

Media Contact:  Neil Shapiro (212) 271-3447

Investor Contact:  Joel Jeffrey  (212) 271-3610

www.stifel.com/investor-relations

STIFEL REPORTS SECOND QUARTER 2020 RESULTS

•	Net revenues of $895.8 million, increased 11.9% with the year-ago quarter, were the Company’s third highest quarterly net revenues.
•	Record Institutional Group net revenues and fixed income brokerage revenues.
•	Net income available to common shareholders of $103.0 million, or $1.39 per diluted common share.
•	Non-GAAP net income available to common shareholders of $115.3 million, or $1.55 per diluted common share.
•	Annualized return on average tangible common shareholders’ equity (1) was 20.7%.
•	Non-GAAP annualized return on average tangible common shareholders’ equity (1) was 23.2%.

ST. LOUIS, MO – Stifel Financial Corp. (NYSE: SF) today reported net income available to common shareholders of $103.0 million, or $1.39 per diluted common share on net revenues of $895.8 million for the three months ended June 30, 2020, compared with net income available to common shareholders of $103.8 million, or $1.31 per diluted common share, on net revenues of $800.8 million for the second quarter of 2019.

For the three months ended June 30, 2020, the Company reported non-GAAP net income available to common shareholders of $115.3 million, or $1.55 per diluted common share. The Company’s reported GAAP net income for the three months ended June 30, 2020 was primarily impacted by merger-related expenses. Details discussed below and in the “Non-GAAP Financial Matters” section.

Chairman’s Comments

“The benefits of the investments we have made in our business were again evident in our second quarter results. Net revenue and earnings per share were the third highest in our history. Our Institutional Group had a record quarter led by record fixed income brokerage revenue as well as strong investment banking results primarily from robust capital raising activity in both fixed income and equity. This helped to counter the impact of the market sell off in the first quarter and the zero rate environment had on revenue lines such as asset management and net interest income, respectively. In terms of the future, I remain cautiously optimistic. We enter the third quarter, with a strong and liquid balance sheet, our strongest capital ratios in nearly four years, and a solid and improving recruiting pipeline. While the economic outlook for the second half of the year remains unclear, I believe that the performance of our diversified financial services model will remain strong,” stated Ronald J. Kruszewski, Chairman and Chief Executive Officer of Stifel.

Financial Highlights (Unaudited)	Three Months Ended
($ in 000s, except per share data)	GAAP 6/30/20	GAAP 6/30/19	% Change	GAAP 3/31/20	% Change	Non-GAAP (2) 6/30/20	Non-GAAP (2) 6/30/19	% Change
Net revenues	$895,817	$800,787	11.9	$913,034	(1.9)	$895,817	$800,787	11.9
Net income applicable to Stifel Financial Corp.	$107,887	$109,085	(1.1)	$86,589	24.6	$120,178	$116,659	3.0
Preferred dividends	4,843	5,288	(8.4)	4,844	(0.0)	4,843	5,288	(8.4)
Net income available to common shareholders	$103,044	$103,797	(0.7)	$81,745	26.1	$115,335	$111,371	3.6
Earnings per diluted common share	$1.45	$1.38	5.1	$1.13	28.3	$1.62	$1.48	9.5
Earnings per diluted common share available to common shareholders	$1.39	$1.31	6.1	$1.07	29.9	$1.55	$1.41	9.9
Compensation ratio	61.1%	58.3%		63.2%		60.0%	57.9%
Non-compensation ratio	22.9%	23.2%		24.2%		22.2%	22.3%
Pre-tax operating margin (3)	16.0%	18.5%		12.6%		17.8%	19.8%

For the six months ended June 30, 2020, the Company reported net income available to common shareholders of $184.8 million, or $2.44 per diluted common share on record net revenues of $1.8 billion, compared with net income available to common shareholders of $200.7 million, or $2.53 per diluted common share, on net revenues of $1.6 billion for the six months ended June 30, 2019.

For the six months ended June 30, 2020, the Company reported non-GAAP net income available to common shareholders of $207.3 million, or $2.74 per diluted common share.

Financial Highlights (Unaudited)	Six Months Ended
($ in 000s, except per share data)	GAAP 6/30/20	GAAP 6/30/19	% Change	Non-GAAP (2) 6/30/20	Non-GAAP (2) 6/30/19	% Change
Net revenues	$1,808,851	$1,571,207	15.1	$1,809,030	$1,571,207	15.1
Net income applicable to Stifel Financial Corp.	$194,476	$208,292	(6.6)	$216,955	$223,523	(2.9)
Preferred dividends	9,687	7,632	26.9	9,687	7,632	26.9
Net income available to common shareholders	$184,789	$200,660	(7.9)	$207,268	$215,891	(4.0)
Earnings per diluted common share	$2.57	$2.63	(2.3)	$2.87	$2.82	1.8
Earnings per diluted common share available to common shareholders	$2.44	$2.53	(3.6)	$2.74	$2.73	0.4
Compensation ratio	62.2%	58.9%		61.3%	58.4%
Non-compensation ratio	23.5%	22.9%		22.8%	22.2%
Pre-tax operating margin (4)	14.3%	18.2%		15.9%	19.4%

Net Revenues

Net revenues were $895.8 million for the second quarter of 2020, an 11.9% increase from the second quarter of 2019 and a 1.9% decrease from the first quarter of 2020. Net revenues, compared with the second quarter of 2019, reflected significantly higher brokerage revenues, increased capital raising revenues, and advisory fee revenues, partially offset by lower net interest income and asset management and service fees. Net revenues, compared with the first quarter of 2020, reflected increased advisory fee revenues, principal transaction fee revenues, and capital raising revenues, partially offset by lower net interest income, asset management and service fees, and commission revenues.

The operating environment continued to be impacted by the spread of the COVID-19 virus which caused a sharp contraction in global economic activity and increased market volatility. Economic indicators generally improved as the quarter progressed, following significant declines in March and April, as economies began to reopen and central banks, along with governments, continued to implement monetary easing measures and provide fiscal stimulus to support the economy. These contributed to higher global equity prices and tighter credit spreads compared with the end of the first quarter of 2020.

Brokerage Revenues

Brokerage revenues, defined as commissions and principal transactions, were $343.0 million, a 31.2% increase compared with the second quarter of 2019 and a 1.9% decrease compared with the first quarter of 2020.

	Three Months Ended
($ in 000s)	6/30/20	6/30/19	% Change	3/31/20	% Change
Global Wealth Management	$159,123	$162,388	(2.0)	$179,879	(11.5)
Institutional brokerage:
Equity capital markets	63,193	40,670	55.4	70,195	(10.0)
Fixed income capital markets	120,731	58,387	106.8	99,688	21.1
Total institutional brokerage	183,924	99,057	85.7	169,883	8.3
Total brokerage revenues (5)	$343,047	$261,445	31.2	$349,762	(1.9)
•	Global Wealth Management brokerage revenues were $159.1 million, a 2.0% decrease compared with the second quarter of 2019 and an 11.5% decrease compared with the first quarter of 2020.
•	Institutional equity brokerage revenues were $63.2 million, a 55.4% increase compared with the second quarter of 2019 and a 10.0% decrease compared with the first quarter of 2020.
•	Institutional fixed income brokerage revenues were $120.7 million, a 106.8% increase compared with the second quarter of 2019 and a 21.1% increase compared with the first quarter of 2020.

Investment Banking Revenues

Investment banking revenues were $217.0 million, a 20.8% increase compared with the second quarter of 2019 and a 20.9% increase compared with the first quarter of 2020.

	Three Months Ended
($ in 000s)	6/30/20	6/30/19	% Change	3/31/20	% Change
Capital raising:
Global Wealth Management	$8,016	$10,559	(24.1)	$10,314	(22.3)

Equity capital markets	63,277	59,156	7.0	60,195	5.1
Fixed income capital markets	47,904	26,997	77.4	32,887	45.7
Institutional Group	111,181	86,153	29.1	93,082	19.4
Total capital raising (5)	119,197	96,712	23.2	103,396	15.3
Advisory fees (5)	97,838	82,905	18.0	76,072	28.6
Total investment banking	$217,035	$179,617	20.8	$179,468	20.9
•	Global Wealth Management capital raising revenues were $8.0 million, a 24.1% decrease compared with the second quarter of 2019 and a 22.3% decrease compared with the first quarter of 2020.
•	Institutional equity capital raising revenues were $63.3 million, a 7.0% increase compared with the second quarter of 2019 and a 5.1% increase compared with the first quarter of 2020.
•	Institutional fixed income capital raising revenues were $47.9 million, a 77.4% increase compared with the second quarter of 2019 and a 45.7% increase compared with the first quarter of 2020.
•	Advisory fee revenues were $97.8 million, an 18.0% increase compared with the second quarter of 2019 and a 28.6% increase compared with the first quarter of 2020.

Asset Management and Service Fee Revenues

Asset management and service fee revenues were $198.9 million, a 5.8% decrease compared with the second quarter of 2019 and a 16.3% decrease compared with the first quarter of 2020. The decrease from the comparative period in 2019 is primarily attributable to lower asset values at the beginning of the second quarter of 2020, partially offset by fee-based asset flows. See Asset Management and Service Fee Break-down table.

Net Interest Income

Net interest income of $115.3 million, a 14.6% decrease compared with the second quarter of 2019 and a 15.7% decrease compared with the first quarter of 2020. See Net Interest Income Analysis table.

•	Interest income was $128.4 million, a 31.7% decrease compared with the second quarter of 2019 and a 20.4% decrease compared with the first quarter of 2020.
•	Interest expense was $13.1 million, a 75.3% decrease compared with the second quarter of 2019 and a 46.3% decrease compared with the first quarter of 2020.

Compensation and Benefits Expenses

For the quarter ended June 30, 2020, compensation and benefits expenses were $547.2 million, which included $9.7 million of merger-related and severance expenses (non-GAAP adjustments). This compares with $466.9 million in the second quarter of 2019 and $577.2 million in the first quarter of 2020. Excluding the non-GAAP adjustments, compensation and benefits as a percentage of net revenues were 60.0% in the second quarter of 2020 (non-GAAP measure).

The increase in compensation and benefits expenses, compared with the second quarter of 2019, is primarily attributable to higher volume and revenue-related expense and investments.

	Three Months Ended		Six Months Ended
($ in 000s)	6/30/20	6/30/19	6/30/20	6/30/19
GAAP compensation and benefits	$547,174	$466,861	$1,124,353	$924,975
As a percentage of net revenues	61.1%	58.3%	62.2%	58.9%
Non-GAAP adjustments: (6)
Merger-related and severance	(9,710)	(3,304)	(16,137)	(7,236)
Non-GAAP compensation and benefits	$537,464	$463,557	$1,108,216	$917,739
As a percentage of non-GAAP net revenues	60.0%	57.9%	61.3%	58.4%

Non-Compensation Operating Expenses

For the quarter ended June 30, 2020, non-compensation operating expenses were $205.7 million, which included $6.5 million of merger-related expenses (non-GAAP adjustments). This compares with $185.9 million in the second quarter of 2019 and $220.7 million in the first quarter of 2020. Excluding the non-GAAP adjustments, non-compensation operating expenses as a percentage of net revenues for the quarter ended June 30, 2020 were 22.2% (non-GAAP measure).

The increase in non-compensation operating expenses, compared with the second quarter of 2019, is primarily attributable to the increase in the provision for credit losses as a result of the impact of COVID-19 on the broader economic environment, volume-related expenses, net provisions for regulatory matters, and professional fees, partially offset by decreases in travel and conference-related expenses as a result of COVID-19. In addition, the second quarter of 2020 included provisions related to growth in loans and the impact of accounting for credit losses under the CECL standard (7).

	Three Months Ended		Six Months Ended
($ in 000s)	6/30/20	6/30/19	6/30/20	6/30/19
GAAP non-compensation expenses	$205,683	$185,944	$426,432	$360,441
As a percentage of net revenues	22.9%	23.2%	23.5%	22.9%
Non-GAAP adjustments: (6)
Merger-related	(6,549)	(3,417)	(13,453)	(7,676)
Litigation-related	—	(3,507)	—	(3,507)
	(6,549)	(6,924)	(13,453)	(11,183)
Non-GAAP non-compensation expenses	$199,134	$179,020	$412,979	$349,258
As a percentage of non-GAAP net revenues	22.2%	22.3%	22.8%	22.2%

Provision for Income Taxes

The GAAP effective income tax rate for the quarter ended June 30, 2020 was 24.5%. This compares with an effective income tax rate of 25.9% for the second quarter of 2019 and 24.8% for the first quarter of 2020. The adjusted non-GAAP effective income tax rate for the quarter ended June 30, 2020 was 24.5%.

	Three Months Ended		Six Months Ended
($ in 000s)	6/30/20	6/30/19	6/30/20	6/30/19
GAAP provision for income taxes	$35,073	$38,225	$63,590	$76,595
GAAP effective tax rate	24.5%	25.9%	24.6%	26.9%
Non-GAAP adjustments: (6)
Merger-related, litigation-related, and severance	3,986	2,752	7,286	4,955
Other	(18)	(98)	4	(1,767)
	3,968	2,654	7,290	3,188
Non-GAAP provision for income taxes	$39,041	$40,879	$70,880	$79,783
Non-GAAP effective tax rate	24.5%	25.9%	24.6%	26.3%

Conference Call Information

Stifel Financial Corp. will host its first quarter 2020 financial results conference call on Wednesday, July 29, 2020, at 9:30 a.m. Eastern Time. The conference call may include forward-looking statements.

All interested parties are invited to listen to Stifel’s Chairman and CEO, Ronald J. Kruszewski, by dialing (877) 876-9938 and referencing conference ID 2565812. A live audio webcast of the call, as well as a presentation highlighting the Company’s results, will be available through the Company’s web site, www.stifel.com. For those who cannot listen to the live broadcast, a replay of the broadcast will be available through the above-referenced web site beginning approximately one hour following the completion of the call.

Company Information

Stifel Financial Corp. (NYSE: SF) is a financial services holding company headquartered in St. Louis, Missouri, that conducts its banking, securities, and financial services business through several wholly owned subsidiaries. Stifel’s broker-dealer clients are served in the United States through Stifel, Nicolaus & Company, Incorporated, including its Eaton Partners business division; Keefe, Bruyette & Woods, Inc.; Miller Buckfire & Co., LLC; and Century Securities Associates, Inc. The Company’s broker-dealer affiliates provide securities brokerage, investment banking, trading, investment advisory, and related financial services to individual investors, professional money managers, businesses, and municipalities. Stifel Bank and Stifel Bank & Trust offer a full range of consumer and commercial lending solutions. Stifel Trust Company, N.A. and Stifel Trust Company Delaware, N.A. offer trust and related services. To learn more about Stifel, please visit the Company’s website at www.stifel.com. For global disclosures, please visit www.stifel.com/investor-relations/press-releases.

Cautionary Note Regarding Forward-Looking Statements

This earnings release contains certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements in this earnings release not dealing with historical results are forward-looking and are based on various assumptions. The forward-looking statements in this earnings release are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements. For information about the risks and important factors that could affect the Company’s future results, financial condition and liquidity, see “Risk Factors” in Part II, Item 1A of the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2020 and “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019. Forward-looking statements speak only as to the date they are made. The Company disclaims any intent or obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Statements about the effects of the COVID-19 pandemic on the Company’s business, results, financial position and liquidity may constitute forward-looking statements and are subject to the risk that the actual impact may differ, possibly materially, from what is currently expected.

Summary Results of Operations (Unaudited)
	Three Months Ended					Six Months Ended
($ in 000s, except per share amounts)	6/30/20	6/30/19	% Change	3/31/20	% Change	6/30/20	6/30/19	% Change
Revenues:
Commissions	$177,028	$164,981	7.3	$211,098	(16.1)	$388,126	$320,430	21.1
Principal transactions	166,017	96,464	72.1	138,666	19.7	304,683	200,496	52.0
Brokerage revenues	343,045	261,445	31.2	349,764	(1.9)	692,809	520,926	33.0

Advisory fees	97,838	82,911	18.0	76,072	28.6	173,910	187,801	(7.4)
Capital raising	119,197	96,706	23.3	103,396	15.3	222,593	153,656	44.9
Investment banking	217,035	179,617	20.8	179,468	20.9	396,503	341,457	16.1
Asset management and service fees	198,939	211,171	(5.8)	237,775	(16.3)	436,714	406,438	7.4
Other income	21,514	13,505	59.3	9,207	133.7	30,721	25,714	19.5
Operating revenues	780,533	665,738	17.2	776,214	0.6	1,556,747	1,294,535	20.3
Interest revenue	128,368	187,940	(31.7)	161,177	(20.4)	289,545	379,011	(23.6)
Total revenues	908,901	853,678	6.5	937,391	(3.0)	1,846,292	1,673,546	10.3
Interest expense	13,084	52,891	(75.3)	24,357	(46.3)	37,441	102,339	(63.4)
Net revenues	895,817	800,787	11.9	913,034	(1.9)	1,808,851	1,571,207	15.1

Non-interest expenses:
Compensation and benefits	547,174	466,861	17.2	577,179	(5.2)	1,124,353	924,975	21.6
Occupancy and equipment rental	66,264	61,055	8.5	66,073	0.3	132,337	119,917	10.4
Communication and office supplies	43,046	35,069	22.7	41,124	4.7	84,170	70,766	18.9
Commissions and floor brokerage	15,177	11,008	37.9	14,842	2.3	30,019	21,964	36.7
Provision for credit losses	19,210	2,353	716.4	16,068	19.6	35,278	4,636	661.0
Other operating expenses	61,986	76,459	(18.9)	82,642	(25.0)	144,628	143,158	1.0
Total non-interest expenses	752,857	652,805	15.3	797,928	(5.6)	1,550,785	1,285,416	20.6
Income before income taxes	142,960	147,982	(3.4)	115,106	24.2	258,066	285,791	(9.7)
Provision for income taxes	35,073	38,225	(8.2)	28,517	23.0	63,590	76,595	(17.0)
Net income	107,887	109,757	(1.7)	86,589	24.6	194,476	209,196	(7.0)
Net income applicable to non-controlling interests	—	672	n/m	—	—	—	904	n/m
Net income applicable to Stifel Financial Corp.	107,887	109,085	(1.1)	86,589	24.6	194,476	208,292	(6.6)
Preferred dividends	4,843	5,288	(8.4)	4,844	(0.0)	9,687	7,632	26.9
Net income available to common shareholders	$103,044	$103,797	(0.7)	$81,745	26.1	$184,789	$200,660	(7.9)
Earnings per common share:
Basic	$1.46	$1.43	2.1	$1.15	27.0	$2.61	$2.74	(4.7)
Diluted	$1.39	$1.31	6.1	$1.07	29.9	$2.44	$2.53	(3.6)

Cash dividends declared per common share	$0.17	$0.15	13.3	$0.17	—	$0.34	$0.30	13.3

Weighted average number of common shares outstanding:
Basic	70,527	72,519	(2.7)	71,286	(1.1)	70,905	73,180	(3.1)
Diluted	74,387	79,079	(5.9)	76,619	(2.9)	75,651	79,160	(4.4)

Summary Segment Results (Unaudited)
	Three Months Ended					Six Months Ended
($ in 000s)	6/30/20	6/30/19	% Change	3/31/20	% Change	6/30/20	6/30/19	% Change
Net revenues:
Global Wealth Management	$505,782	$532,433	(5.0)	$582,956	(13.2)	$1,088,738	$1,043,043	4.4
Institutional Group	398,096	270,602	47.1	332,238	19.8	730,334	531,888	37.3
Other	(8,061)	(2,248)	n/m	(2,160)	n/m	(10,221)	(3,724)	n/m
Total net revenues	$895,817	$800,787	11.9	$913,034	(1.9)	$1,808,851	$1,571,207	15.1

Operating expenses:
Global Wealth Management	$349,457	$340,081	2.8	$388,789	(10.1)	$738,246	$656,201	12.5
Institutional Group	315,047	231,300	36.2	290,498	8.5	605,545	460,382	31.5
Other	88,353	81,424	8.5	118,641	(25.5)	206,994	168,833	22.6
Total operating expenses	$752,857	$652,805	15.3	$797,928	(5.6)	$1,550,785	$1,285,416	20.6

Operating contribution:
Global Wealth Management	$156,325	$192,352	(18.7)	$194,167	(19.5)	$350,492	$386,842	(9.4)
Institutional Group	83,049	39,302	111.3	41,740	99.0	124,789	71,506	74.5
Other	(96,414)	(83,672)	15.2	(120,801)	(20.2)	(217,215)	(172,557)	25.9
Income before income taxes	$142,960	$147,982	(3.4)	$115,106	24.2	$258,066	$285,791	(9.7)

As a percentage of net revenues:
Compensation and benefits
Global Wealth Management	51.1	49.3		51.2		51.1	48.9
Institutional Group	60.6	57.6		62.0		61.3	59.3
Non-comp. operating expenses
Global Wealth Management	18.0	14.6		15.5		16.7	14.0
Institutional Group	18.5	27.9		25.4		21.6	27.3
Income before income taxes
Global Wealth Management	30.9	36.1		33.3		32.2	37.1
Institutional Group	20.9	14.5		12.6		17.1	13.4
Consolidated pre-tax margin	16.0	18.5		12.6		14.3	18.2

Financial metrics (unaudited):	As of and For the Three Months Ended
($ in 000s, except percentages and per share amounts)	6/30/20	6/30/19	3/31/20
Total assets	$25,624,225	$24,343,597	$25,896,006
Total Stifel Financial shareholders' equity	$3,884,060	$3,429,126	$3,470,326
Book value per common share (8)	$48.84	$44.68	$46.13
Return on common equity (9)	12.6%	13.4%	10.0%
Non-GAAP return on common equity (2) (9)	14.1%	14.3%	11.2%
Return on tangible common equity (1)	20.7%	21.1%	16.6%
Non-GAAP return on tangible common equity (1) (2)	23.2%	22.6%	18.6%
Tier 1 common capital ratio (10)	15.3%	15.6%	14.3%
Tier 1 risk based capital ratio (10)	19.3%	18.0%	16.6%
Tier 1 leverage capital ratio (10)	11.0%	10.0%	9.6%
Pre-tax margin on net revenues	16.0%	18.5%	12.6%
Non-GAAP pre-tax margin on net revenues (2) (3)	17.8%	19.8%	14.1%
Effective tax rate	24.5%	25.9%	24.8%
Non-GAAP effective tax rate (2)	24.5%	25.9%	24.8%

Statistical Information (unaudited):	As of and For the Three Months Ended
($ in 000s, except financial advisors and locations)	6/30/20	6/30/19	% Change	3/31/20	% Change
Financial advisors	2,138	2,097	2.0	2,130	0.4
Independent contractors	94	96	(2.1)	94	—
Total financial advisors	2,232	2,193	1.8	2,224	0.4
Locations	447	413	8.2	447	—
Total client assets	$306,235,000	$305,233,000	0.3	$276,627,000	10.7
Fee-based client assets	$106,218,000	$103,824,000	2.3	$93,633,000	13.4
Client money market and insured product	$18,664,000	$13,674,000	36.5	$17,234,000	8.3
Secured client lending (11)	$2,563,773	$3,251,723	(21.2)	$3,148,790	(18.6)

	Asset Management and Service Fee Break-down (unaudited)
Asset Management and Service Fee Revenues:	Three Months Ended
($ in 000s)	6/30/20	6/30/19	% Change	3/31/20	% Change
Private Client Group (12)	$164,403	$164,554	(0.1)	$193,260	(14.9)
Asset Management	23,769	29,485	(19.4)	29,762	(20.1)
Third-party Bank Sweep Program	522	6,869	(92.4)	3,308	(84.2)
Other (13)	10,245	10,263	(0.2)	11,445	(10.5)
Total asset management and service fee revenues	$198,939	$211,171	(5.8)	$237,775	(16.3)

Fee-based Assets:	Three Months Ended
($ in millions)	6/30/20	6/30/19	% Change	3/31/20	% Change
Private Client Group (12)	$91,360	$80,983	12.8	$80,617	13.3
Asset Management	25,706	33,156	(22.5)	22,752	13.0
Elimination (14)	(10,848)	(10,315)	5.2	(9,736)	11.4
Total fee-based assets	$106,218	$103,824	2.3	$93,633	13.4

Individual Program Banks	$3,007	$1,459	106.1	$1,491	101.7

ROA (bps) (15)
Private Client Group (12)	81.6	89.5		83.9
Asset Management	37.0	35.6		38.0
Individual Program Banks	7.1	163.6		95.0

Consolidated Net Interest Income Analysis (Unaudited):

	Three Months Ended
	June 30, 2020			June 30, 2019			March 31, 2020
($ in millions, except percentages)	Average Balance	Interest Income/ Expense	Average Interest Rate	Average Balance	Interest Income/ Expense	Average Interest Rate	Average Balance	Interest Income/ Expense	Average Interest Rate
Interest-earning assets:
Cash and federal funds sold	$1,674.0	$1.0	0.24%	$750.4	$4.3	2.31%	$931.8	$3.7	1.58%
Financial instruments owned	761.7	2.9	1.50	1,320.5	6.4	1.94	1,076.6	4.6	1.70
Margin balances	981.5	6.4	2.59	1,291.5	13.7	4.23	1,231.7	10.1	3.29
Investments:
Asset-backed securities	4,842.0	32.6	2.70	4,508.4	46.0	4.08	4,538.5	37.0	3.26
Mortgage-backed securities	877.2	4.6	2.09	1,470.9	8.6	2.33	1,094.2	6.0	2.18
Corporate fixed income securities	648.9	4.2	2.59	915.0	6.9	3.02	732.8	5.0	2.76
State and municipal securities	12.2	0.1	2.19	48.0	0.2	1.85	18.4	0.1	2.13
Other	5.3	—	2.02	—	—	—	3.9	—	2.17
Total Investments	6,385.6	41.5	2.60	6,942.3	61.7	3.56	6,387.8	48.1	3.01
Loans:
Commercial and industrial	4,095.4	31.8	3.10	3,337.4	41.3	4.95	3,560.3	38.0	4.27
Residential real estate	3,589.2	25.6	2.85	2,953.7	22.5	3.05	3,416.1	25.3	2.96
Securities-based loans	1,789.2	9.9	2.22	1,916.3	20.2	4.21	2,063.8	16.5	3.19
Commercial real estate	402.6	4.0	3.98	354.3	5.0	5.63	445.0	5.8	5.22
Loans held for sale	486.7	3.3	2.68	178.6	1.8	4.02	374.5	4.0	4.26
Other	546.3	4.6	3.36	377.9	5.1	5.38	500.1	5.6	4.46
Total Loans	10,909.4	79.2	2.90	9,118.2	95.9	4.21	10,359.8	95.2	3.67
Other interest-bearing assets	476.3	(2.6)	(2.15)	831.6	5.9	2.86	607.9	(0.5)	(0.30)
Total interest-earning assets/interest income	21,188.5	128.4	2.42	20,254.5	187.9	3.71	20,595.6	161.2	3.13
Interest-bearing liabilities:
Short-term borrowings	11.4	0.1	2.83	29.8	0.2	3.16	91.3	0.2	0.88
Senior notes	1,195.0	13.1	4.38	1,016.2	11.1	4.38	1,017.1	11.2	4.40
Deposits	16,676.5	2.3	0.05	14,660.7	29.3	0.80	15,377.9	9.6	0.25
FHLB	250.8	0.7	1.09	550.2	2.9	2.12	590.5	2.4	1.59
Other interest-bearing liabilities	1,179.2	(3.1)	(1.03)	1,764.4	9.4	2.10	1,628.1	1.0	0.26
Total interest-bearing liabilities/interest expense	$19,312.9	$13.1	0.27%	$18,021.3	$52.9	1.17%	$18,704.9	$24.4	0.52%
Net interest income/margin		$115.3	2.18%		$135.0	2.67%		$136.8	2.66%

Stifel Bancorp, Inc. (16) Net Interest Income Analysis (Unaudited):

	Three Months Ended
	June 30, 2020			June 30, 2019			March 31, 2020
($ in millions, except percentages)	Average Balance	Interest Income/ Expense	Average Interest Rate	Average Balance	Interest Income/ Expense	Average Interest Rate	Average Balance	Interest Income/ Expense	Average Interest Rate
Interest-earning assets:
Cash and federal funds sold	$961.1	$0.3	0.13%	$330.6	$1.8	2.15%	$446.0	$1.2	1.10%
Investments	6,385.6	41.5	2.60	6,942.3	61.7	3.56	6,387.8	48.1	3.01
Loans	10,909.4	79.2	2.90	9,118.2	95.9	4.21	10,359.8	95.2	3.67
Other interest-bearing assets	46.7	0.3	2.46	57.2	0.6	4.38	59.6	0.6	4.02
Total interest-earning assets/interest income	18,302.8	121.3	2.65	16,448.3	160.0	3.89	17,253.2	145.1	3.36
Interest-bearing liabilities:
Deposits	16,676.5	2.3	0.05	14,660.7	29.3	0.80	15,377.9	9.6	0.25
FHLB	250.8	0.7	1.09	550.2	2.9	2.12	590.5	2.4	1.59
Other interest-bearing liabilities	1.5	—	6.71	1.7	0.1	6.73	1.6	—	7.09
Total interest-bearing liabilities/interest expense	$16,928.8	3.0	0.07%	$15,212.6	32.3	0.85%	$15,970.0	12.0	0.30%
Net interest income/margin		$118.3	2.59%		$127.7	3.11%		$133.1	3.09%

Stifel Bancorp, Inc. (16) - a component of Global Wealth Management

Selected operating data (unaudited):	Three Months Ended					Six Months Ended
($ in 000s, except percentages)	6/30/20	6/30/19	% Change	3/31/20	% Change	6/30/20	6/30/19	% Change
Net interest income	$118,298	$127,714	(7.4)	$133,131	(11.1)	$251,429	$262,278	(4.1)
Credit loss provision	19,210	2,353	716.4	16,068	19.6	35,278	4,636	661.0
Charge-offs	150	54	177.8	20	650.0	170	110	54.5
Net interest margin	2.59%	3.11%	(52) bps	3.09%	(50) bps	2.83%	3.14%	(31) bps

Financial Metrics (unaudited):	As of
($ in 000s, except percentages)	6/30/20	6/30/19	3/31/20
Total assets	$18,123,326	$16,645,984	$18,442,914
Total shareholders' equity	1,378,096	1,236,318	1,224,307
Total loans, net (includes loans held for sale)	10,923,212	9,127,836	10,565,287
Total deposits	16,302,281	14,901,061	16,880,933
Available-for-sale securities, at fair value	3,172,160	2,702,211	3,363,961
Held-to-maturity securities, at amortized cost	3,083,126	3,957,629	3,083,065
Commercial and industrial	4,149,307	3,338,127	3,813,862
Residential real estate	3,710,657	2,984,725	3,495,136
Securities-based loans	1,716,786	1,962,528	1,945,371
Commercial real estate	406,788	367,283	399,732
Loans held for sale	474,899	163,511	570,787
Stifel Bank & Trust:
Common equity tier 1 capital ratio (10)	12.4%	13.4%	11.7%
Tier 1 capital ratio (10)	12.4%	13.4%	11.7%
Total capital ratio (10)	13.9%	14.5%	13.0%
Tier 1 leverage ratio (10)	7.2%	7.2%	7.1%
Stifel Bank:
Common equity tier 1 capital ratio (10)	18.8%	17.7%	15.6%
Tier 1 capital ratio (10)	18.8%	17.7%	15.6%
Total capital ratio (10)	20.1%	18.9%	16.5%
Tier 1 leverage ratio (10)	7.1%	7.3%	7.3%

Credit Metrics:
Allowance for credit losses	$139,949	$90,472	$121,017
Allowance as a percentage of retained loans	1.32%	1.00%	1.20%
Net charge-offs as a percentage of average loans	0.00%	0.00%	0.00%
Total nonperforming assets	$14,602	$21,111	$14,616
Nonperforming assets as % of total assets	0.08%	0.13%	0.08%

Global Wealth Management Summary Results of Operations (Unaudited)
	Three Months Ended					Six Months Ended
($ in 000s)	6/30/20	6/30/19	% Change	3/31/20	% Change	6/30/20	6/30/19	% Change
Revenues:
Commissions	$116,156	$120,284	(3.4)	$136,897	(15.2)	$253,053	$230,211	9.9
Principal transactions	42,967	42,104	2.0	42,982	(0.0)	85,949	85,371	0.7
Brokerage revenues	159,123	162,388	(2.0)	179,879	(11.5)	339,002	315,582	7.4

Asset management and service fees	198,921	211,156	(5.8)	237,760	(16.3)	436,681	406,409	7.4
Net interest	121,564	137,599	(11.7)	138,682	(12.3)	260,246	282,894	(8.0)
Investment banking (17)	8,016	10,559	(24.1)	10,333	(22.4)	18,349	18,782	(2.3)
Other income	18,158	10,731	69.2	16,302	11.4	34,460	19,376	77.8
Net revenues	505,782	532,433	(5.0)	582,956	(13.2)	1,088,738	1,043,043	4.4
Non-interest expenses:
Compensation and benefits	258,291	262,321	(1.5)	298,370	(13.4)	556,661	509,794	9.2
Non-compensation operating expenses	91,166	77,760	17.2	90,419	0.8	181,585	146,407	24.0
Total non-interest expenses	349,457	340,081	2.8	388,789	(10.1)	738,246	656,201	12.5
Income before income taxes	$156,325	$192,352	(18.7)	$194,167	(19.5)	$350,492	$386,842	(9.4)

As a percentage of net revenues:
Compensation and benefits	51.1	49.3		51.2		51.1	48.9
Non-compensation operating expenses	18.0	14.6		15.5		16.7	14.0
Income before income taxes	30.9	36.1		33.3		32.2	37.1

Institutional Group Summary Results of Operations (Unaudited)
	Three Months Ended					Six Months Ended
($ in 000s)	6/30/20	6/30/19	% Change	3/31/20	% Change	6/30/20	6/30/19	% Change
Revenues:
Commissions	$60,875	$44,697	36.2	$74,198	(18.0)	$135,073	$90,219	49.7
Principal transactions	123,049	54,360	126.4	95,685	28.6	218,734	115,125	90.0
Brokerage revenues	183,924	99,057	85.7	169,883	8.3	353,807	205,344	72.3
Advisory fees	97,838	82,905	18.0	76,053	28.6	173,891	187,800	(7.4)
Capital raising	111,181	86,153	29.1	93,082	19.4	204,263	134,875	51.4
Investment banking	209,019	169,058	23.6	169,135	23.6	378,154	322,675	17.2
Other (18)	5,153	2,487	107.2	(6,780)	(176.0)	(1,627)	3,869	(142.1)
Net revenues	398,096	270,602	47.1	332,238	19.8	730,334	531,888	37.3
Non-interest expenses:
Compensation and benefits	241,420	155,779	55.0	205,988	17.2	447,408	315,190	41.9
Non-compensation operating expenses	73,627	75,521	(2.5)	84,510	(12.9)	158,137	145,192	8.9
Total non-interest expenses	315,047	231,300	36.2	290,498	8.5	605,545	460,382	31.5
Income before income taxes	$83,049	$39,302	111.3	$41,740	99.0	$124,789	$71,506	74.5

As a percentage of net revenues:
Compensation and benefits	60.6	57.6		62.0		61.3	59.3
Non-compensation operating expenses	18.5	27.9		25.4		21.6	27.3
Income before income taxes	20.9	14.5		12.6		17.1	13.4

Non-GAAP Financial Measures

The Company utilized certain non-GAAP calculations as additional measures to aid in understanding and analyzing the Company’s financial results for the three months ended June 30, 2020, June 30, 2019, and March 31, 2020. Specifically, the Company believes that the non-GAAP measures provide useful information by excluding certain items that may not be indicative of the Company’s core operating results and business outlook. The Company believes that these non-GAAP measures will allow for a better evaluation of the operating performance of the business and facilitate a meaningful comparison of the Company’s results in the current period to those in prior and future periods. Reference to these non-GAAP measures should not be considered as a substitute for results that are presented in a manner consistent with GAAP. These non-GAAP measures are provided to enhance investors’ overall understanding of the Company’s current financial performance. The non-GAAP financial information should be considered in addition to, not as a substitute for or as being superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP. These non-GAAP measures primarily exclude expenses which management believes are, in some instances, non-recurring and not representative of on-going business.

A limitation of utilizing these non-GAAP measures is that the GAAP accounting effects of these charges do, in fact, reflect the underlying financial results of the Company’s business and these effects should not be ignored in evaluating and analyzing its financial results. Therefore, the Company believes that GAAP measures and the same respective non-GAAP measures of the Company’s financial performance should be considered together.

The following table provides details with respect to reconciling net income and earnings per diluted common share on a GAAP basis for the three and six months ended June 30, 2020 and 2019, and the three months ended March 31, 2020 to net income and earnings per diluted common share on a non-GAAP basis for the same period.

	Three Months Ended			Six Months Ended
($ in 000s)	6/30/20	6/30/19	3/31/20	6/30/20	6/30/19
GAAP net income applicable to Stifel Financial Corp.	$107,887	$109,085	$86,589	$194,476	$208,292
Preferred dividend	4,843	5,288	4,844	9,687	7,632
Net income available to common shareholders	103,044	103,797	81,745	184,789	200,660

Non-GAAP adjustments:
Merger-related and severance (19)	16,259	6,721	13,510	29,769	14,912
Litigation-related (20)	—	3,507	—	—	3,507
Provision for income taxes (21)	(3,968)	(2,654)	(3,322)	(7,290)	(3,188)
Total non-GAAP adjustments	12,291	7,574	10,188	22,479	15,231
Non-GAAP net income available to common shareholders	$115,335	$111,371	$91,933	$207,268	$215,891

Weighted average diluted shares outstanding	74,387	79,079	76,619	75,651	79,160

GAAP earnings per diluted common share	$1.45	$1.38	$1.13	$2.57	$2.63
Non-GAAP adjustments	0.17	0.10	0.13	0.30	0.19
Non-GAAP earnings per diluted common share	$1.62	$1.48	$1.26	$2.87	$2.82

GAAP earnings per diluted common share available to common shareholders	$1.39	$1.31	$1.07	$2.44	$2.53
Non-GAAP adjustments	0.16	0.10	0.13	0.30	0.20
Non-GAAP earnings per diluted common share available to common shareholders	$1.55	$1.41	$1.20	$2.74	$2.73

Footnotes

(1)

Annualized return on average tangible common shareholders’ equity (“ROTE”) is calculated by dividing annualized net income applicable to common shareholders by average tangible shareholders’ equity or, in the case of non-GAAP ROTE, calculated by dividing non-GAAP net income applicable to common shareholders by average tangible shareholders’ equity. Tangible common shareholders’ equity equals total Stifel Financial common shareholders’ equity less goodwill and identifiable intangible assets and the deferred taxes on goodwill and intangible assets. Deferred taxes on goodwill and tangible assets was $48.5 million, $41.6 million, and $47.2 million, as of June 30, 2020 and 2019, and March 31, 2020, respectively. Historical periods have been restated to conform with the current period presentation.

(2)	Reconciliations of the Company’s GAAP results to these non-GAAP measures are discussed within and under “Non-GAAP Financial Measures.”
(3)

Non-GAAP pre-tax margin for the three months ended June 30, 2020 of 17.8% is calculated by adding non-GAAP adjustments of $16.3 million to our GAAP income before income taxes of $143.0  million and dividing it by non-GAAP net revenues for the quarter of $895.8 million. Reconciliations of the Company’s GAAP results to certain non-GAAP measures is discussed within and under “Non-GAAP Financial Measures.”

(4)

Non-GAAP pre-tax margin for the six months ended June 30, 2020 of 15.9% is calculated by adding non-GAAP adjustments of $29.8 million to our GAAP income before income taxes of $258.1 million and dividing it by non-GAAP net revenues of $1.8 billion. Reconciliations of the Company’s GAAP results to certain non-GAAP measures is discussed within and under “Non-GAAP Financial Measures.”

(5)	Excludes revenue included in the Other segment.
(6)	See further discussion of non-GAAP adjustments under “Non-GAAP Financial Measures.”
(7)

In the first quarter of 2020, the Company adopted ASU No. 2016-13, “Financial Instruments - Credit Losses (Topic 326) – Measurement of Credit Losses on Financial Instruments,” which amends several aspects of the measurement of credit losses on certain financial instruments, including replacing the existing incurred credit loss model and other models with the Current Expected Credit Losses (CECL) model. For further information about ASU No. 2016-13, see Note 2 “Summary of Significant Accounting Policies” in Part II, Item 8 “Financial Statements and Supplementary Data” in the Company's Annual Report on Form 10-K for the year ended December 31, 2019.

(8)	Book value per common share represents shareholders’ equity (excluding preferred stock and non-controlling interests) divided by period end common shares outstanding.
(9)

Annualized return on average common shareholders’ equity (“ROE”) is calculated by dividing annualized net income applicable to common shareholders by average Stifel Financial common shareholders’ equity or, in the case of non-GAAP ROE, calculated by dividing non-GAAP net income applicable to commons shareholders by average Stifel Financial common shareholders’ equity.

(10)	Capital ratios are estimates at time of the Company’s earnings release.
(11)	Includes client margin balances held by our broker-dealer subsidiaries and securities-based loans held at our bank subsidiaries.
(12)	Includes Private Client Group and Trust Business.
(13)	Includes fund networking fees, retirement fees, transaction/handling fees, and ACAT fees.
(14)	Asset management assets managed in Private Client Group or Trust accounts.
(15)	Return on assets (ROA) is calculated based on prior period-end balances for Private Client Group, period-end balances for Asset Management, and average quarterly balances for Individual Program Banks.
(16)	Includes Stifel Bank & Trust, Stifel Bank, Stifel Trust Company, N.A, and Stifel Trust Company Delaware, N.A.
(17)	Includes capital raising and advisory fees.
(18)	Includes net interest, asset management and service fees, and other income.
(19)

Primarily related to charges attributable to integration-related activities, signing bonuses, amortization of restricted stock awards and promissory notes issued as retention, professional fees, and amortization of intangible assets acquired. These costs were directly related to acquisitions of certain businesses and are not representative of the costs of running the Company’s on-going business.

(20)	Primarily related to costs associated with Company’s legal matters.
(21)	See details of non-GAAP adjustments under “Provision for Income Taxes.”